                                                             EXHIBIT NO. EX-99.h
                           TRANSFER AGENCY AGREEMENT

      This  Agreement  made as of the 15th day of  December,  2000 between J&B
Funds,  a Delaware  Business Trust (the "Fund"),  and Jones & Babson,  Inc., a
Missouri corporation (the "Transfer Agent").

                                  WITNESSETH

      That in consideration of the mutual promises  hereinafter set forth, the parties hereto covenant and agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

      Whenever used in this  Agreement,  the following words and phrases shall have the following meanings:

      1.    "Approved  Institution"  shall  mean  an  entity  so  named  in  a
Certificate,  as hereinafter defined.  From time to time, the Fund may amend a previously  delivered  Certificate  by  delivering  to the  Transfer  Agent  a
Certificate  naming an  additional  entity or deleting  any entity  named in a previously delivered Certificate.

      2.    The "Board of Directors"  shall mean the Board of Directors of the
Fund.

      3.    "Certificate"   shall  mean  any  notice,   instruction  or  other
instrument in writing,  authorized  or required by this  Agreement to be given to the  Transfer  Agent  by the  Fund  which  is  signed  by any  Officer,  as hereinafter defined, and actually received by the Transfer Agent.

      4.    "Custodian"  shall mean the  financial  institution  appointed  as custodian under the terms and conditions of the Custody  Agreement between the financial institution and the Fund, or its successor(s).

      5.    "Fund  Business  Day" shall be determined as set out in the Fund's prospectuses as shall be effective from time to time.

      6.    "Officer"  shall be deemed to be the  Fund's  President,  any Vice
President,  Secretary,  Treasurer,  Controller,  any Assistant Controller, any
Assistant  Treasurer  and any Assistant  Secretary,  and any other person duly authorized  by the Board of Directors of the Fund to execute any  Certificate, instruction,  notice or other instrument on behalf of the Fund, and any person reasonably believed by the Transfer Agent to be such a person.

      7.    "Out-of-Pocket  Expenses" means amounts  reasonably  necessary and actually  incurred  by  Transfer  Agent in the  provision  of  Transfer  Agent services or pursuant to this  Agreement  for the following  purposes:  postage
(and  first  class  mail   insurance  in   connection   with   mailing   Share
certificates),  envelopes,  check forms,  continuous forms,  forms for reports and  statements,  stationery and other similar items,  telephone and telegraph
charges  incurred  in  answering   inquiries  from  dealers  or  shareholders,
microfilm used to record  transactions  in  shareholder  accounts and computer tapes  used  for  permanent  storage  of  records  and  cost of  insertion  of materials in mailing  envelopes by outside firms. Any charges  associated with special  or  exception  processing  shall  also  be  considered  Out-of-Pocket
Expenses.

      8.    "Prospectus"  shall mean the most recent Fund prospectus  actually received by the  Transfer  Agent from the Fund with  respect to which the Fund has indicated a  registration  statement  under the Securities Act of 1933, as

amended, has become   effective,   including  the  Statement  of  Additional
Information, incorporated by reference therein.

      9.    "Shares"  shall  mean all or any part of each  class or  series of the  shares of  beneficial  interest  of the Fund or  portfolio  listed in the
Certificate as to which the Transfer  Agent acts as transfer agent  hereunder, as may be amended from time to time,  which are  authorized  and/or  issued by the Fund.

                                     ARTICLE II
                           APPOINTMENT OF TRANSFER AGENT

      1.    Effective  as of the  date  of this  Agreement,  the  Fund  hereby constitutes  and  appoints  the  Transfer  Agent as transfer  agent of all the
Shares of the Fund and as dividend  disbursing agent during the period of this
Agreement.

      2.    The Transfer  Agent hereby  accepts  appointment as transfer agent and  dividend  disbursing  agent  and  agrees to  perform  duties  thereof  as hereinafter set forth.

      3.    In connection with such appointment,  the Fund upon the request of the Transfer  Agent,  shall  deliver the  following  documents to the Transfer
Agent:
            (i)   A copy of the Articles of Incorporation of the Fund and all amendments thereto certified by the Secretary of the Fund;

            (ii)  A  copy  of  the  By-laws  of  the  Fund  certified  by  the
      Secretary of the
      Fund;

            (iii) A copy of a resolution of the Board of Directors of the Fund certified by the Secretary of the Fund appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

            (iv)  A   Certificate   signed  by  the   Secretary  of  the  Fund
      specifying:  the  number  of  authorized  Shares,  the  number  of  such authorized  Shares issued,  the number of such authorized  Shares issued and  currently  outstanding,  the names and specimen  signatures  of the
      Officers of the Fund and the name and  address of the legal  counsel for the Fund;

            (v)   Specimen  Share  certificate  for  each or  series  class of
      Shares in the form  approved by the Board of  Directors of the Fund (and in a format compatible with the Transfer Agent's system),  together with a Certificate signed by the Secretary of the Fund as to such approval;

            (vi)  Copies of the Fund's registration  statement,  as amended to date,  and the most recently  filed  Post-Effective  Amendment  thereto, filed by the Fund with the Securities and Exchange  Commission under the
      Securities  Act of 1933, as amended,  and under the  Investment  Company
      Act of  1940,  as  amended,  together  with  any  applications  filed in connection therewith; and

            (vii) Opinion  of  counsel  for  the  Fund  with  respect  to  the validity of the authorized and outstanding  Shares,  whether such Shares are fully paid and  nonassessable  and the status of such  Shares  under the  Securities  Act of  1933,  as  amended,  and any  other  applicable federal law or regulation  (i.e., if subject to registration,  that they
                                  ----
      have been  registered  and that the  registration  statement  has become effective or, if exempt, the specific grounds therefor).

                                 ARTICLE III
                        AUTHORIZATION AND ISSUANCE OF SHARES

      1.    If requested by the Transfer Agent,  the Fund shall deliver to the
Transfer Agent the following  documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

            (a)   A  certified  copy  of  the  amendment  to the  Articles  of
      Incorporation giving effect to such increase or decrease;

            (b)   In the case of an  increase,  an opinion of counsel  for the
      Fund with  respect  to the  validity  of the  Shares of the Fund and the status of such Shares under the Securities Act of 1933, as amended,  and any other  applicable  federal law or  regulation  (i.e.,  if subject to
                                                          ----
      registration,  that they have been registered and that the  registration statement  has become  effective  or, if exempt,  the  specific  grounds therefor); and

            (c)   In  the  case  of an  increase,  if the  appointment  of the
      Transfer Agent was theretofore  expressly limited, a certified copy of a resolution  of the  Board  of  Directors  of  the  Fund  increasing  the authority of the Transfer Agent.

      2.    Prior to the issuance of any additional  Shares  pursuant to stock dividends or stock splits,  etc.,  and prior to any reduction in the number of
Shares  outstanding,  if  requested  by the  Transfer  Agent,  the Fund  shall deliver the following documents to the Transfer Agent:

            (a)   A certified copy of the  resolution(s)  adopted by the Board of  Directors  and/or  the  shareholders  of the Fund  authorizing  such issuance of additional Shares or such reduction, as the case may be; and

            (b)    An  opinion  of  counsel  for the Fund with  respect to the validity  of the  Shares  and  the  status  of  such  Shares  under  the
      Securities  Act of 1933, as amended,  and any other  applicable  federal law or  regulation  (i.e.,  if subject to  registration,  that they have
                           ----
      been  registered  and  that  the   registration   statement  has  become
      effective, or, if exempt, the specific grounds therefor).

                                     ARTICLE IV
                       RECAPITALIZATION OR CAPITAL ADJUSTMENT

      1.    In the  case of any  negative  stock  split,  recapitalization  or
other   capital   adjustment   requiring   a  change  in  the  form  of  Share
certificates,  the  Transfer  Agent will issue Share  certificates  in the new form in exchange for, or upon transfer of,  outstanding Share  certificates in the old form, upon receiving:

            (a)   A  Certificate   authorizing   the  issuance  of  the  Share
      certificates in the new form;

            (b)   A  certified  copy  of  any  amendment  to the  Articles  of
      Incorporation with respect to the change;

            (c)   Specimen Share  certificates for each class of Shares in the new  form  approved  by the  Board  of  Directors  of the  Fund,  with a
      Certificate signed by the Secretary of the Fund as to such approval; and

            (d)   An  opinion  of  counsel  for the Fund with  respect  to the validity  of the  Shares in the new form and the  status of such  Shares under the Securities Act of 1933, as amended,  and any other  applicable federal law or regulation  (i.e., if subject to  registration,  that the

      Shares have been  registered  and that the  registration  statement  has become effective or, if exempt, the specific grounds therefor).

      2.    The Fund at its expense  shall  furnish the Transfer  Agent with a sufficient  supply of blank Share  certificates  in the new form and from time to time will  replenish  such supply upon the request of the  Transfer  Agent.
Such blank Share  certificates  shall be compatible with the Transfer  Agent's system and shall be properly  signed by  facsimile or otherwise by Officers of the Fund authorized by law or by the By-laws to sign Share  certificates  and, if required,  shall bear the  corporate  seal or facsimile  thereof.  The Fund agrees to indemnify and  exonerate,  save and hold the Transfer Agent harmless from and  against any and all claims or demands  that may be asserted  against the Transfer Agent with respect to the  genuineness  of any Share  certificate supplied to the Transfer Agent pursuant to this Article.

                                     ARTICLE V
                    ISSUANCE, REDEMPTION AND TRANSFER OF SHARES

      1.    (a)   The Transfer Agent  acknowledges that it has received a copy of the  Fund's  Prospectus,  which  Prospectus  describes  how sales and redemption of Shares of the Fund shall be made,  and the Transfer  Agent agrees to accept  purchase  orders and redemption  requests with respect to Shares on each Fund Business Day in accordance with such  Prospectus.
      The Fund agrees to provide the Transfer  Agent with  sufficient  advance notice  to  enable  the  Transfer  Agent to effect  any  changes  in the procedures  set forth in the  Prospectus  regarding  such  purchase  and redemption  procedure;  provided,  however,  that in no event  will such advance notice be less than thirty (30) days.

            (b)   The  Transfer  Agent shall also accept with  respect to each
      Fund  Business  Day,  at such times as are agreed upon from time to time by the Transfer  Agent and the Fund, a computer tape or electronic  data transmission  consistent  in all  respects  with  the  Transfer  Agent's record  format,  as amended from time to time,  which is believed by the
      Transfer  Agent  to be  furnished  by  or  on  behalf  of  any  Approved
      Institution.  The  Transfer  Agent shall not be liable for any losses or damages  to the Fund or its  shareholders  in the event  that a computer tape or electronic  data  transmission  from an Approved  Institution is unable  to be  processed  for  any  reason  beyond  the  control  of the
      Transfer   Agent,  or  if  any  of  the  information  on  such  tape  or transmission is found to be incorrect.

      2.    On each Fund  Business  Day, the Transfer  Agent shall,  as of the time at which the Fund computes the net asset value of the Fund,  issue to and redeem from the accounts specified in a purchase order,  redemption request or computer tape or electronic  data  transmission,  which in accordance with the
Prospectus is effective on such Fund Business Day, the  appropriate  number of full and  fractional  Shares  based on the net  asset  value per Share of such
Fund specified in an advice  received on such Fund Business Day from the Fund.
Notwithstanding  the foregoing,  if a redemption  specified in a computer tape or electronic  data  transmission is for a dollar value of Shares in excess of the  dollar  value of  uncertificated  Shares in the  specified  account,  the
Transfer Agent shall not effect such  redemption in whole or in part and shall within  twenty-four  (24) hours orally advise the Approved  Institution  which supplied such tape of the discrepancy.

      3.    In connection  with a reinvestment  of a dividend or  distribution of Shares of the Fund,  the Transfer Agent shall as of each Fund Business Day,

as  specified  in a  Certificate  or  resolution  described  in paragraph 1 of succeeding  Article VI,  issue Shares of the Fund based on the net asset value per Share of such Fund  specified in an advice  received from the Fund on such
Fund Business Day.

      4.    On each Fund  Business  Day, the  Transfer  Agent shall supply the
Fund with a statement  specifying  with respect to the  immediately  preceding
Fund  Business  Day:  the  total  number  of  Shares  of the  Fund  (including fractional  Shares) issued and  outstanding at the opening of business on such day; the total number of Shares of the Fund sold on such day,  pursuant to the preceding paragraph 2 of this Article;  the total number of Shares of the Fund redeemed  from  shareholders  by the  Transfer  Agent on such  day;  the total number  of  Shares  of the  Fund,  if any,  sold on such day  pursuant  to the preceding  paragraph 3 of this Article,  and the total number of Shares of the
Fund issued and outstanding.

      5.    In connection  with each  purchase and each  redemption of Shares, the  Transfer  Agent  shall  send such  statements  as are  prescribed  by the
Federal  Securities  laws applicable to transfer agents or as described in the
Prospectus.  If the  Prospectus  indicates  that  certificates  for Shares are available and if specifically  requested in writing by any shareholder,  or if
otherwise  required  hereunder,   the  Transfer  Agent  will  countersign  (if
necessary),  issue and mail to such  shareholder  at the  address set forth in the  records  of the  Transfer  Agent a Share  certificate  for any full Share requested.

      6.    As of each Fund  Business  Day, the Transfer  Agent shall  furnish the Fund with an advice  setting  forth the number and dollar amount of Shares to be redeemed on such Fund  Business Day in  accordance  with  paragraph 2 of this Article.

      7.    Upon receipt of a proper redemption  request and moneys paid to it by the  Custodian  in  connection  with a redemption  of Shares,  the Transfer
Agent shall cancel the redeemed Shares and after making appropriate  deduction for any  withholding  of taxes  required of it by  applicable  law: (a) in the case of a  redemption  of Shares  pursuant to a  redemption  described  in the preceding paragraph l(a) of this Article,  make payment in accordance with the
Fund's redemption and payment procedures described in the Prospectus;  and (b)
in the  case  of a  redemption  of  Shares  pursuant  to a  computer  tape  or electronic  data  transmission  described in the preceding  paragraph  l(b) of this  Article,  make  payment by  directing a federal  funds wire order to the account previously  designated by the Approved  Institution  specified in said computer tape or electronic data transmission.

      8.    The  Transfer  Agent  shall not be  required  to issue any  Shares after it has  received  from an  Officer  of the  Fund or from an  appropriate federal or state authority  written  notification  that the sale of Shares has been  suspended or  discontinued,  and the Transfer Agent shall be entitled to rely upon such written notification.

      9.    Upon  the  issuance  of  any  Shares  in   accordance   with  this
Agreement,  the Transfer Agent shall not be responsible for the payment of any original  issue or other taxes  required to be paid by the Fund in  connection with such issuance of any Shares.

      10.   The  Transfer  Agent shall  accept a computer  tape or  electronic data  transmission  consistent  with the Transfer  Agent's record  format,  as amended from time to time, which is reasonably  believed by the Transfer Agent to  be  furnished  by  or  on  behalf  of  any  Approved  Institution  and  is represented  to be  instructions  with  respect to the transfer of Shares from one account of such Approved  Institution  to another such account,  and shall effect the  transfers  specified  in said  computer  tape or  electronic  data transmission.  The  Transfer  Agent  shall not be liable for any losses to the
Fund or its  shareholders in the event that a computer tape or electronic data transmission  from an Approved  Institution  is unable to be processed for any reason beyond the control of the Transfer  Agent, or if any of the information on such tape or transmission is found to be incorrect.

      11.   (a)   Except as  otherwise  provided in  subparagraph  (b) of this
      paragraph  and  in  paragraph  13  of  this  Article,   Shares  will  be
      transferred  or redeemed  upon  presentation  to the  Transfer  Agent of
      Share  certificates  or instructions  properly  endorsed for transfer or redemption,  accompanied  by such  documents as the Transfer Agent deems necessary to evidence the  authority of the person  making such transfer or  redemption,  and  bearing  satisfactory  evidence  of the payment of
      stock   transfer   taxes.   In  the  case  of  small  estates  where  no
      administration  is contemplated,  the Transfer Agent may, when furnished with an  appropriate  surety bond, and without  further  approval of the
      Fund,  transfer or redeem  Shares  registered  in the name of a decedent where the current market value of the Shares being  transferred does not exceed  such  amount as may from time to time be  prescribed  by various states.  The Transfer  Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied  that the  endorsement  on the stock certificate or instructions  is valid and genuine,  and for that purpose it will require,  unless otherwise  instructed by an authorized  Officer of  the  Fund,  a  guarantee  of  signature  by an  "Eligible  Guarantor
      Institution"  as that term is defined by SEC Rule 17Ad-15.  The Transfer

      Agent also  reserves  the right to refuse to transfer  or redeem  Shares until it is  satisfied  that the  requested  transfer or  redemption  is legally authorized,  and it shall incur no liability for the refusal, in good faith,  to make transfers or redemptions  which the Transfer Agent, in  its  judgment,  deems  improper  or  unauthorized,  or  until  it is satisfied  that there is no basis to any claims adverse to such transfer or  redemption.  The  Transfer  Agent may, in  effecting  transfers  and redemptions  of Shares,  rely upon those  provisions  of the Uniform Act for the  Simplification of Fiduciary  Security  Transfers or the Uniform
      Commercial  Code,  as the  same  may  be  amended  from  time  to  time, applicable to the transfer of securities,  and the Fund shall  indemnify the  Transfer  Agent for any act done or  omitted by it in good faith in reliance  upon  such  laws.  In no event  will the  Fund  indemnify  the
      Transfer  Agent  for  any  act  done  by  it  as  a  result  of  willful misfeasance,  bad faith,  gross negligence or reckless  disregard of its duties.  The  Transfer  Agent shall be entitled to accept,  and shall be fully  protected by the Fund in  accepting,  any request from any entity to carry out any  transaction  in Shares  received by the Transfer Agent through  any  of the  various  programs  offered  through  the  National
      Securities Clearing  Corporation  ("NSCC")  (including,  but not limited to,  Networking  and  FundServ).  Any such entity  shall  constitute  an
      Approved Institution as defined herein.

            (b)   Notwithstanding   the  foregoing  or  any  other   provision
      contained in this  Agreement to the contrary,  the Transfer  Agent shall be  fully  protected  by the  Fund  in not  requiring  any  instruments, documents,  assurances,  endorsements or guarantees,  including, without limitation,  any signature  guarantees,  in connection with a redemption or transfer of Shares  whenever the Transfer Agent  reasonably  believes that  requiring  the same would be  inconsistent  with the  transfer and redemption procedures as described in the Prospectus.

      12.   Notwithstanding  any provision  contained in this Agreement to the contrary,  the Transfer Agent shall not be required or expected to require, as a condition  to any  transfer of any Shares  pursuant to  paragraph 11 of this
Article  or any  redemption  of any  Shares  pursuant  to a  computer  tape or electronic  data  transmission  described in this  Agreement,  any  documents, including,  without  limitation,  any  documents  of  the  kind  described  in subparagraph  (a) of paragraph 11 of this  Article,  to evidence the authority of the person  requesting the transfer or redemption and/or the payment of any stock  transfer  taxes,  and shall be fully  protected in acting in accordance with the applicable provisions of this Article.

      13.   (a)   As used in  this  Agreement,  the  terms  "computer  tape or electronic  data  transmission"  and  "computer  tape  believed  by  the
      Transfer  Agent  to be  furnished  by an  Approved  Institution",  shall
      include  any  tapes   generated  by  the   Transfer   Agent  to  reflect
      information  believed  by the  Transfer  Agent to have been  input by an
      Approved Institution,  via a remote terminal or other similar link, into a data processing,  storage or collection system, or similar system (the
      "System"),  located on the Transfer  Agent's  premises.  For purposes of paragraph 1 of this Article,  such a computer  tape or  electronic  data transmission  shall be deemed to have been  furnished  at such  times as are agreed  upon from time to time by the  Transfer  Agent and Fund only if the  information  reflected  thereon  was input to the System at such times as are  agreed  upon from time to time by the  Transfer  Agent and the Fund.

            (b)   Nothing  contained in this  Agreement  shall  constitute any agreement  or  representation  by the  Transfer  Agent to permit,  or to agree to permit,  any Approved  Institution to input  information into a
      System.

            (c)   The  Transfer  Agent  reserves  the  right  to  approve,  in advance, any Approved Institution;  such approval not to be unreasonably withheld.  The Transfer  Agent also  reserves the right to terminate any and  all  automated  data  communications,  at  its  discretion,  upon a reasonable  attempt  to  notify  the  Fund  when in the  opinion  of the
      Transfer Agent continuation of such communications  would jeopardize the accuracy and/or integrity of the Fund's records on the System.

                                     ARTICLE VI
                            DIVIDENDS AND DISTRIBUTIONS

      1.    The  Fund  shall  furnish  to  the  Transfer  Agent  a  copy  of a
resolution   of  its  Board  of   Directors,   certified   by  the   Secretary
or any  Assistant  Secretary,  either:  (i)  setting  forth  the  date  of the declaration of a dividend or distribution,  the date of accrual or payment, as the case may be, thereof,  the record date as of which  shareholders  entitled to payment,  or accrual,  as the case may be, shall be determined,  the amount per Share of such  dividend or  distribution,  the  payment  date on which all previously  accrued and unpaid  dividends are to be paid and the total amount, if  any,  payable  to the  Transfer  Agent  on  such  payment  date;  or  (ii)
authorizing  the  declaration  of dividends  and  distributions  on a daily or other  periodic  basis  and  authorizing  the  Transfer  Agent  to  rely  on a
Certificate setting forth the information  described in subsection (i) of this paragraph.

      2.    Upon the mail date  specified in such  Certificate  or resolution, as the  case  may be,  the  Fund  shall,  in the  case of a cash  dividend  or distribution,  cause the Custodian to deposit in an account in the name of the
Transfer  Agent on behalf of the Fund an  amount of cash,  if any,  sufficient for the Transfer Agent to make the payment, as of the mail date,  specified in such  Certificate or resolution,  as the case may be, to the  shareholders who were of record on the record date.  The Transfer  Agent will,  upon receipt of any such cash,  make payment of such cash  dividends or  distributions  to the shareholders of record as of the record date by: (i) mailing a check,  payable to the registered  shareholder,  to the address of record or dividend  mailing address; or (ii) wiring such amounts to the accounts previously  designated by an Approved  Institution,  as the case may be. The Transfer Agent shall not be liable for any improper  payments  made in good faith and without  negligence, in  accordance  with a Certificate  or  resolution  described in the preceding paragraph.  If the  Transfer  Agent  shall  not  receive  from  the  Custodian sufficient  cash to make payments of any cash dividend or  distribution to all shareholders  of the Fund as of the record  date,  the  Transfer  Agent shall, upon notifying the Fund,  withhold payment to all shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent.

      3.    It is  understood  that  the  Transfer  Agent  shall  in no way be responsible for the  determination of the rate or form of dividends or capital gain  distributions  due to  the  shareholders.  It is  expressly  agreed  and understood  that the Transfer  Agent is not liable for any loss as a result of processing a  distribution  based on information  provided in the  Certificate that is incorrect.  The Fund agrees to pay the Transfer  Agent for any and all costs,  both direct and  Out-of-Pocket  Expenses,  incurred in such corrective work as necessary to remedy such error.

      4.    It  is  understood   that  the  Transfer  Agent  shall  file  such
appropriate  information  returns  concerning  the  payment  of  dividend  and
capital  gain  distributions   with  the  proper  federal,   state  and  local
authorities  as are  required by law to be filed by the Fund,  but shall in no way be  responsible  for the  collection or  withholding  of taxes due on such dividends or distributions due to shareholders,  except and only to the extent required  by  applicable  law.  Anything  in this  Agreement  to the  contrary notwithstanding,  the  Fund  shall be  solely  responsible  for the  accurate,
complete  and  timely  filing  with  the  proper  federal,   state  and  local
authorities  of  all  tax  information   with  respect  to  any  Fund  account
maintained  under Matrix Level 3 through any of the various  programs  offered through the NSCC (including, but not limited to, Networking and FundServ).

                                    ARTICLE VII
                                CONCERNING THE FUND

      1.    The Fund represents to the Transfer Agent that:

            (a)   It is a corporation  duly  organized and existing  under the laws of the State of Maryland.

            (b)   It is empowered  under  applicable  laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

            (c)   All  requisite  corporate  proceedings  have  been  taken to authorize it to enter into and perform this Agreement.

            (d)   It is an investment  company registered under the Investment
      Company Act of 1940, as amended.

            (e)   A registration  statement  under the Securities Act of 1933, as  amended,  with  respect to the Shares is  effective.  The Fund shall notify the Transfer  Agent if such  registration  statement or any state securities  registrations  have been terminated or a stop order has been entered with respect to the Shares.

      2.    Each copy of the Articles of  Incorporation of the Fund and copies of all  amendments  thereto  shall be certified by the  Secretary of State (or other  appropriate  official)  of the  state  of  organization,  and  if  such
Articles of  Incorporation  and/or  amendments  are required by law also to be filed with a county or other officer or official  body, a certificate  of such filing shall be filed with a certified copy  submitted to the Transfer  Agent.
Each copy of the By-laws and copies of all amendments  thereto,  and copies of resolutions  of the Board of  Directors  of the Fund shall be certified by the
Secretary of the Fund under seal.

      3.    The Fund shall  promptly  deliver to the  Transfer  Agent  written notice of any change in the Officers  authorized  to sign Share  certificates, notifications  or  requests,  together  with a specimen  signature of each new
Officer.  In the event any  Officer  who shall have  signed  manually or whose facsimile  signature shall have been affixed to blank Share certificates shall die,  resign or be removed prior to issuance of such Share  certificates,  the
Transfer Agent may issue such Share  certificates of the Fund  notwithstanding such death,  resignation or removal,  and the Fund shall  promptly  deliver to the Transfer Agent such approval,  adoption or ratification as may be required by law.

      4.    It shall be the sole  responsibility of the Fund to deliver to the
Transfer Agent the Fund's currently effective  Prospectus and, for purposes of this  Agreement,  the Transfer Agent shall not be deemed to have notice of any information  contained in such Prospectus  until a reasonable time after it is actually received by the Transfer Agent.

                                    ARTICLE VIII
                           CONCERNING THE TRANSFER AGENT

      1.    The Transfer Agent represents and warrants to the Fund that:

            (a)   It is a corporation  duly  organized and existing  under the laws of the State of Missouri.

            (b)   It is empowered under  applicable law and by its Articles of
      Incorporation and By-laws to enter into and perform this Agreement.

            (c)   All  requisite  corporate  proceedings  have  been  taken to authorize it to enter into and perform this Agreement.

            (d)   It is duly  registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended.

      2.    The  Transfer  Agent shall not be liable and shall be  indemnified in acting upon any computer tape or electronic data  transmission,  writing or document  reasonably  believed  by it to be genuine and to have been signed or made by an Officer of the Fund or person  designated by the Fund and shall not be held to have any notice of any  change of  authority  of any  person  until receipt of written notice thereof from the Fund or such person.  It shall also
be  protected  in  processing  Share   certificates   which  bear  the  proper
countersignature  of the Transfer  Agent and which it  reasonably  believes to bear the proper manual or facsimile signature of the Officers of the Fund.

      3.    The  Transfer  Agent upon  notice to the Fund may  establish  such additional  procedures,  rules  and  regulations  governing  the  transfer  or registration  of Share  certificates  as it may deem  advisable and consistent with such rules and  regulations  generally  adopted by mutual  fund  transfer agents.

      4.    The  Transfer  Agent  shall  keep  such  records  as it  may  deem advisable and is agreeable to the Fund,  but not  inconsistent  with the rules and regulations of appropriate  government  authorities,  in particular  Rules
31a-2 and 31a-3  under the  Investment  Company Act of 1940,  as amended.  The
Transfer  Agent  acknowledges  that such records are the property of the Fund.
The  Transfer  Agent  may  deliver  to the  Fund  from  time  to  time  at its discretion,  for  safekeeping or  disposition  by the Fund in accordance  with law,  such  records,  papers,  documents  accumulated  in the execution of its duties as such  Transfer  Agent,  as the  Transfer  Agent may deem  expedient, other than those  which the  Transfer  Agent is itself  required  to  maintain pursuant  to  applicable  laws and  regulations.  The Fund  shall  assume  all responsibility  for any  failure  thereafter  to produce  any  record,  paper, cancelled  Share  certificate  or  other  document  so  returned,  if and when required.  Such  records  maintained  by the Transfer  Agent  pursuant to this paragraph 4, which have not been previously  delivered to the Fund pursuant to the foregoing  provisions  of this  paragraph 4, shall be considered to be the property of the Fund,  shall be made  available upon request for inspection by the  Officers,  employees  and  auditors  of the Fund,  and  records  shall be delivered  to the  Fund  upon  request  and in any  event  upon  the  date  of termination of this  Agreement,  as specified in Article IX of this Agreement, in the form and manner kept by the Transfer  Agent on such date of termination or such earlier date as may be requested by the Fund.

      5.    The  Transfer  Agent  shall not be liable  for any loss or damage, including  counsel  fees,  resulting  from its actions or  omissions to act or otherwise,  except  for  any  loss or  damage  arising  out of its bad  faith, willful  misfeasance,  gross  negligence  or reckless  disregard of its duties under this Agreement.

      6.    (a)   The  Fund  shall  indemnify  and  exonerate,  save  and hold harmless  the  Transfer  Agent  from  and  against  any and  all  claims
      (whether  with or  without  basis  in fact or  law),  demands,  expenses
      (including  reasonable attorneys' fees) and liabilities of any and every nature  which the  Transfer  Agent may  sustain or incur or which may be asserted  against the Transfer  Agent by any person by reason of or as a result of any action taken or omitted to be taken by any prior  transfer agent of the Fund or as a result of any  action  taken or  omitted to be taken by the Transfer  Agent in good faith and without gross  negligence or willful  misfeasance  or in reliance  upon: (i) any provision of this
      Agreement;   (ii)  the  Prospectus;   (iii)  any  instruction  or  order
      including,  without  limitation,  any computer tape or  electronic  data transmission  reasonably  believed  by the  Transfer  Agent to have been received from an Approved  Institution;  (iv) any  instrument,  order or
      Share  certificate  reasonably  believed  by it to be genuine  and to be signed,  countersigned or executed by any duly authorized Officer of the
      Fund; (v) any Certificate or other instructions of an Officer;  (vi) any opinion of legal  counsel for the Fund or the Transfer  Agent;  or (vii)
      any  request  by any  entity  to carry  out any  transaction  in  Shares received by the  Transfer  Agent  through  any of the  various  programs offered through the NSCC (including,  but not limited to, Networking and
      FundServ).  The Fund shall  indemnify and  exonerate,  save and hold the
      Transfer  Agent  harmless  from and against any and all claims  (whether with or  without  basis in fact or law),  demands,  expenses  (including reasonable  attorneys'  fees) and  liabilities  of any and every  nature which the  Transfer  Agent may sustain or incur or which may be asserted against the Transfer  Agent by any person by reason of or as a result of any action  taken or omitted to be taken by the  Transfer  Agent in good faith in connection  with its  appointment  or in reliance upon any law, act,  regulation or any interpretation of the same even though such law, act or regulation may thereafter have been altered,  changed, amended or repealed.

            (b)   The  Transfer  Agent  shall not settle  any  claim,  demand, expense  or  liability  to  which  it may  seek  indemnity  pursuant  to paragraph  6(a) above  (each,  an  "Indemnifiable  Claim")  without  the express  written  consent of an Officer of the Fund.  The Transfer Agent
      shall   notify  the  Fund  within   fifteen  (15)  days  of  receipt  of
      notification  of an  Indemnifiable  Claim,  provided that the failure by the  Transfer  Agent to furnish such  notification  shall not impair its right to seek  indemnification  from the Fund  unless the Fund is unable to  adequately  defend  the  Indemnifiable  Claim  as a  result  of such failure,  and  further  provided,  that if as a result  of the  Transfer
      Agent's   failure  to  provide  the  Fund  with  timely  notice  of  the institution  of  litigation  a judgment by default is entered,  prior to seeking  indemnification  from the Fund the Transfer  Agent,  at its own cost and  expense,  shall  open such  judgment.  The Fund shall have the right to defend any  Indemnifiable  Claim at its own  expense,  provided that such defense  shall be  conducted  by counsel  selected by the Fund and reasonably  acceptable to the Transfer Agent. The Transfer Agent may join in such  defense  at its own  expense,  but to the  extent  that it shall so desire the Fund shall direct such  defense.  The Fund shall not settle any Indemnifiable Claim without the express written consent of the  Transfer  Agent  if the  Transfer  Agent  determines  that  such settlement  would have an adverse  effect on the  Transfer  Agent beyond the scope of this  Agreement.  In such event,  the Fund and the Transfer
      Agent shall each be responsible  for their own defense at their own cost and expense,  and such claim shall not be deemed an Indemnifiable  Claim hereunder.  If the Fund shall fail or refuse to defend an  Indemnifiable
      Claim,  the  Transfer  Agent may provide its own defense at the cost and expense  of the  Fund.  Anything  in  this  Agreement  to  the  contrary notwithstanding,  the  Fund  shall  not  indemnify  the  Transfer  Agent against any  liability or expense  arising out of the  Transfer  Agent's willful  misfeasance,  bad faith, gross negligence or reckless disregard of its duties and obligations  under this Agreement.  The Transfer Agent shall  indemnify and hold the Fund harmless from and against any and all losses,  damages, costs, charges,  counsel fees, payments,  expenses and liability  arising  out of or  attributable  to any action or failure or omission  to act by the  Transfer  Agent  as a  result  of the  Transfer
      Agent's lack of good faith, gross negligence or willful misfeasance.

      7.    The  Transfer  Agent shall not be liable to the Fund with  respect to any  redemption  draft on which the  signature  of the drawer is forged and which  the  Fund's  Custodian  has  advised  the  Transfer  Agent to honor the redemption  (but nothing  herein is meant to impose any duties upon the Fund's
Custodian);   nor  shall  the  Transfer  Agent  be  liable  for  any  material alteration or absence or forgery of any endorsement,  it being understood that
the  Transfer   Agent's  sole   responsibility   with  respect  to  inspecting
redemption  drafts is to use reasonable care to verify the drawer's  signature against signatures on file.

      8.    There  shall be  excluded  from the  consideration  of whether the
Transfer  Agent has  breached  this  Agreement in any way, any period of time, and only such period of time during which the Transfer Agent's  performance is
materially   affected,   by  reason  of   circumstances   beyond  its  control
(collectively,    "Causes"),   including,   without   limitation,   mechanical
breakdowns of equipment  (including any alternative power supply and operating
systems   software),   flood  or  catastrophe,   acts  of  God,   failures  of
transportation,   communication  or  power  supply,  strikes,  lockouts,  work stoppages or other similar circumstances.

      9.    At any time the  Transfer  Agent  may apply to an  Officer  of the
Fund  for  written   instructions  with  respect  to  any  matter  arising  in
connection  with the  Transfer  Agent's  duties  and  obligations  under  this
Agreement,  and the Transfer Agent shall not be liable for any action taken or permitted by it in good faith in  accordance  with such written  instructions.
Such  application  by the  Transfer  Agent for  written  instructions  from an
Officer of the Fund may set forth in writing  any action  proposed to be taken or omitted by the  Transfer  Agent with  respect to its duties or  obligations under this  Agreement  and the date on and/or after which such action shall be taken.  The Transfer Agent shall not be liable for any action taken or omitted in accordance  with a proposal  included in any such  application  on or after the date  specified  therein  unless,  prior to  taking or  omitting  any such action,  the Transfer Agent has received  written  instructions in response to such  application  specifying the action to be taken or omitted.  The Transfer
Agent may consult  counsel of the Fund,  or upon  notice to the Fund,  its own counsel,  at the expense of the Fund and shall be fully protected with respect to anything done or omitted by it in good faith in accordance  with the advice or opinion of counsel to the Fund or its own counsel.

      10.   The Transfer  Agent may issue new Share  certificates  in place of
certificates   represented  to  have  been  lost,  stolen  or  destroyed  upon receiving written  instructions  from the shareholder  accompanied by proof of an  indemnity  or surety bond  issued by a  recognized  insurance  institution specified by the Fund or the Transfer Agent.

If the Transfer Agent receives  written  notification  from the shareholder or broker  dealer  that the  certificate  issued  was  never  received,  and such notification  is made  within  thirty (30) days of the date of  issuance,  the
Transfer Agent may reissue the  certificate  without  requiring a surety bond.
The Transfer  Agent may also reissue  certificates  which are  represented  as lost,  stolen or destroyed  without  requiring a surety bond provided that the notification  is in writing and  accompanied by an  indemnification  signed on behalf  of a member  firm of the New York  Stock  Exchange  and  signed  by an officer  of said  firm  with the  signature  guaranteed.  Notwithstanding  the foregoing,  the  Transfer  Agent  will  reissue  a  certificate  upon  written authorization from an Officer of the Fund.

      11.   In case of any  requests  or  demands  for the  inspection  of the shareholder  records of the Fund,  the Transfer  Agent will endeavor to notify the Fund  promptly  and to  secure  instructions  from an  Officer  as to such inspection.  The Transfer  Agent reserves the right,  however,  to exhibit the shareholder  records to any person  whenever it  receives an opinion  from its counsel that there is a reasonable  likelihood that the Transfer Agent will be held  liable  for the  failure  to  exhibit  the  shareholder  records to such person;  provided,  however,  that in connection  with any such disclosure the
Transfer  Agent shall promptly  notify the Fund that such  disclosure has been made or is to be made.

      12.   At the request of an Officer of the Fund,  the Transfer Agent will address  and mail such  appropriate  notices to  shareholders  as the Fund may direct.

      13.   Notwithstanding   any  of  the   foregoing   provisions   of  this
Agreement,  the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

            (a)   The  legality  of the  issue  or  sale  of any  Shares,  the sufficiency of the amount to be received  therefor,  or the authority of the Approved  Institution or of the Fund, as the case may be, to request such sale or issuance;

            (b)   The legality of a transfer of Shares,  or of a redemption of any Shares,  the  propriety  of the amount to be paid  therefor,  or the authority of the Approved  Institution  or of the Fund,  as the case may be, to request such transfer or redemption;

            (c)   The  legality  of the  declaration  of any  dividend  by the
      Fund,  or the  legality  of the issue of any  Shares in  payment  of any stock dividend; or

            (d)   The  legality of any  recapitalization  or  readjustment  of
      Shares.

      14.   The  Transfer  Agent  shall  have no  duties  or  responsibilities whatsoever  except such duties and  responsibilities  as are  specifically set forth in this  Agreement,  and no covenant or  obligation  shall be implied in this Agreement against the Transfer Agent.

      15.   Purchase and Prices of Services:

            (a)   The  Fund  will  compensate  the  Transfer  Agent  for,  and
      Transfer  Agent will provide,  beginning on the  execution  date of this
      Agreement and  continuing  until the  termination  of this  Agreement as provided hereinafter, the services set forth in Schedule I.

            (b)   The current  unit prices for the  services  are set forth in
      Schedule II (the  "Schedule  II Fees").  Effective  as of  December  15,

      2000,  once in each calendar year, the Transfer Agent may elect to raise the  Schedule II Fees upon  ninety  (90) days prior  notice to the Fund,
      all   subject  to  the  mutual   agreement   of  the   parties   hereto.
      Notwithstanding  the annual  right to raise the  Schedule  II Fees,  the
      Transfer  Agent  may  increase   prices  due  to  changes  in  legal  or
      regulatory  requirements  subject  to the  approval  of the Fund,  which approval shall not be unreasonably withheld.

      16.   Billing and Payment:

            (a)   The  Transfer  Agent shall bill the Fund  monthly in arrears for accounts maintained and Out-of-Pocket  Expenses.  The Transfer Agent
      may  from  time  to  time  request  that  the  Fund  advance   estimated
      expenditures  of an unusual nature subject to  reconciliation  of actual expenses as soon as practicable thereafter.

            (b)   The  Fund  shall  pay  the  Transfer  Agent  in  immediately available  funds at UMB Bank,  n.a.  in  Kansas  City,  Missouri  within thirty  (30) days of the date of the bill.  Any  amounts  due under this
      Agreement  which are not paid within  said thirty (30) day period  shall bear  interest  at the rate of one and  one-half  percent  (l 1/2%)  per month from such date until paid in full.

                                     ARTICLE IX
                                    TERMINATION
      Either of the parties  hereto may terminate  this Agreement by giving to the other party a notice in writing  specifying the date of such  termination, which  shall be not less than  sixty  (60) days  after the date of  receipt of such  notice.  In the event  such  notice  is given by the  Fund,  it shall be accompanied  by a copy of a resolution  of the Board of Directors of the Fund, certified by the Secretary or any Assistant  Secretary,  electing to terminate this  Agreement  and  designating  the  successor  transfer  agent or transfer agents.  In the event such  notice is given by the  Transfer  Agent,  the Fund shall on or before the termination date,  deliver to the Transfer Agent a copy of a resolution of its Board of  Directors,  certified by the Secretary or any
Assistant  Secretary,  designating  a  successor  transfer  agent or  transfer agents.  In the absence of such  designation  by the Fund, the Fund shall upon the  date  specified  in the  notice  of  termination  of this  Agreement  and delivery  of the  records  maintained  hereunder,  be  deemed  to be  its  own transfer  agent and the Transfer Agent shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

      In the event this  Agreement  is  terminated  as  provided  herein,  the
Transfer  Agent,  upon the  written  request of the Fund,  shall  deliver  the records  of the Fund on  electromagnetic  media  to the Fund or its  successor transfer  agent.  The Fund shall be  responsible to the Transfer Agent for the reasonable costs and expenses  associated with the preparation and delivery of such media.
                                     ARTICLE X
                                   MISCELLANEOUS

      1     The  Fund  agrees  that  prior  to  effecting  any  change  in the
Prospectus  which would  increase or alter the duties and  obligations  of the
Transfer Agent hereunder,  it shall advise the Transfer Agent of such proposed change at least thirty (30) days prior to the intended  date of the same,  and shall  proceed  with such  change only if it shall have  received  the written consent  of the  Transfer  Agent  thereto,  which  shall  not be  unreasonably withheld.

      2.    Any notice or other instrument in writing,  authorized or required by this  Agreement  to be  given to the Fund  shall be  sufficiently  given if addressed to the Fund and mailed or delivered to it at:

                        BMA Tower
                        700 Karnes Blvd.
                        Kansas City, MO 64108

or at such other place as the Fund may from time to time designate in writing.

      3.    Any notice or other instrument in writing,  authorized or required by this  Agreement  to be given to the  Transfer  Agent shall be  sufficiently given if addressed to the Transfer Agent and mailed or delivered to:

                        BMA Tower
                        700 Karnes Blvd.
                        Kansas City, MO 64108

 or at such other place as the Transfer  Agent may from time to time designate in writing.

      4.    This  Agreement  may not be  amended  or  modified  in any  manner except by a written  agreement  executed by both parties with the formality of this Agreement.

      5.    This  Agreement  shall  extend  to and shall be  binding  upon the parties hereto, and their respective successors and assigns.

      6.    This  Agreement  shall be governed by and  construed in accordance with the laws of the State of Missouri.

      7.    This  Agreement  may be  executed  in any number of  counterparts, each of which shall be deemed to be an original,  but such counterparts shall, together, constitute only one instrument.

      8.    The  provisions of this Agreement are intended to benefit only the
Transfer  Agent and the  Fund,  and no rights  shall be  granted  to any other person by virtue of this Agreement.

      9.    (a)   The  Transfer  Agent shall  endeavor to assist in  resolving shareholder  inquiries  and errors  relating to the period  during which prior transfer  agents acted as such for the Fund. Any such inquiries or errors which cannot be  expediently  resolved by the Transfer Agent will be referred to the Fund.

            (b)   The  Transfer  Agent  shall  only  be  responsible  for  the safekeeping and maintenance of transfer agency records,  cancelled Share certificates  and  correspondence  of the Fund created or produced prior to the time of conversion  which are under its control and  acknowledged in a  writing  to the  Fund to be in its  possession.  Any  expenses  or liabilities  incurred by the Transfer  Agent as a result of  shareholder inquiries,  regulatory  compliance or audits related to such records and
      not  caused  as  a  result  of  Transfer  Agent's  bad  faith,   willful
      misfeasance or gross negligence shall be the  responsibility of the Fund as provided in Article VIII herein.

               [The remainder of this page intentionally left blank.]

            IN WITNESS WHEREOF,  the parties hereto have caused this Agreement
to  be  executed  by  their  respective  corporate  officer,   thereunto  duly
authorized and their respective  corporate seals to be hereunto affixed, as of the day and year first above written J&B Funds.

      /s/ P. Bradely Adams
      Name: P. Bradley Adams
      Title:      Vice President

      JONES & BABSON, INC.
      /s/ Martin A. Cramer
      Name: Martin A. Cramer
      Title:      Secretary

TA Agreement/J&B Funds